POWER OF ATTORNEY

The undersigned officer and/or director of each of BlackRock Core Alternatives FB Portfolio LLC, BlackRock Core Alternatives FB TEI Portfolio LLC, BlackRock Core Alternatives Portfolio LLC, BlackRock Core Alternatives TEI Portfolio LLC and BlackRock Core Alternatives Master Portfolio LLC, each a limited liability company formed under the laws of the State of Delaware (each a "Fund"), does hereby constitute and appoint Anne Ackerley, Neal Andrews, Brendan Kyne, Howard Surloff, Janey Ahn, Edward Baer, Dennis Molleur, Jay Fife, Brian Kindelan and Aaron Wasserman, and each of them, his or her true and lawful attorneys and agents, each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officer and/or trustee, a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "1933 Act"), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of a Fund or the registration or offering of a Fund's limited liability company interests; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 23rd day of November, 2009.

/s/ Frank J. Fabozzi
Name:	Frank J. Fabozzi
Title:	Director

Executed in the State of Pennsylvania

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 23rd day of November, 2009.

/s/ G. Nicholas Beckwith III
Name:	G. Nicholas Beckwith III
Title:	Director

Executed in the State of Pennsylvania

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 23rd day of November, 2009.

/s/ Richard S. Davis
Name:	Richard S. Davis
Title:	Director

Executed in the State of Massachusetts

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 23rd day of November, 2009.

/s/ Kathleen Feldstein
Name:	Kathleen Feldstein
Title:	Director

Executed in the State of Massachusetts

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 23rd day of November, 2009.

/s/ Jerold B. Harris
Name:	Jerold B. Harris
Title:	Director

Executed in the State of Maryland

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 23rd day of November, 2009.

/s/ W. Carl Kester
Name:	W. Carl Kester
Title:	Director

Executed in the State of Massachusetts

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 23rd day of November, 2009.

/s/ Karen P. Robards
Name:	Karen P. Robards
Title:	Director

Executed in the State of Connecticut

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 25th day of November, 2009.

/s/ Richard E. Cavanagh
Name:	Richard E. Cavanagh
Title:	Director

Executed in the State of Massachusetts

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 30th day of November, 2009.

/s/ James T. Flynn
Name:	James T. Flynn
Title:	Director

Executed in the State of Florida

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 1st day of December, 2009.

/s/ Neal J. Andrews
Name:	Neal J. Andrews
Title:	Chief Financial Officer

Executed in the State of Delaware

POWER OF ATTORNEY

CAUTION TO THE PRINCIPAL:

Your Power of Attorney is an important document.  As the "principal," you give the person whom you choose (your "agent") authority to spend your money and sell or dispose of your property during your lifetime without telling you.  You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest.  "Important Information for the Agent" at the end of this document describes your agent's responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time.  If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind.  If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a "Health Care Proxy" to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15.  This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.  If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

The undersigned officer and/or director (the "Principal") of each of BlackRock Core Alternatives FB Portfolio LLC, BlackRock Core Alternatives FB TEI Portfolio LLC, BlackRock Core Alternatives Portfolio LLC, BlackRock Core Alternatives TEI Portfolio LLC and BlackRock Core Alternatives Master Portfolio LLC, each a limited liability company formed under the laws of the State of Delaware (each a "Fund"), does constitute and appoint Anne Ackerley, Neal Andrews, Brendan Kyne, Howard Surloff, Janey Ahn, Edward Baer, Dennis Molleur, Jay Fife, Brian Kindelan and Aaron Wasserman, and each of them, his or her true and lawful attorneys and agents (the "Agents"), each with full power and authority (ACTING separately and without the other) to execute in the name and on behalf of the undersigned as such officer and/or director, a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of a Fund pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "1933 Act"), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of a Fund or the registration or offering of a Fund's limited liability company interests; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

This Power of Attorney does not revoke or terminate any prior Power of Attorney executed by the undersigned Principal.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned Principal has executed this Power of Attorney as of this 30th day of November, 2009.

By: /s/ R. Glenn Hubbard____________
Name: R. Glenn Hubbard
Title: Director

Subscribed and sworn to before me
On November 30, 2009

/s/	Notary Public
Notary Public

My commission expires on May 7, 2011

IN WITNESS WHEREOF, the undersigned Principal has executed this Power of Attorney as of this 30th day of November, 2009.

By: /s/ Henry Gabbay ____________
Name: Henry Gabbay
Title: Director

Subscribed and sworn to before me
On November 30, 2009

/s/	Stephen M. Hart
Notary Public

My commission expires on May 21, 2011